Execution Version

Exhibit 99.4

English Translation from Spanish (The original will be provided upon the request of the Commission).

AMENDMENT

TO

OPTION AGREEMENT

AND

CUSTODY AGREEMENT

In Santiago de Chile, as of August 18, 2014, by and among, on one hand:

INVERSIONES FREIRE S.A., formerly “Inversiones Freire Limitada” (“Freire One”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 96.450.000-2, herein represented by Mr José Antonio Garcés Silva (senior) and Mr José Domingo Eluchans Urenda;

INVERSIONES FREIRE DOS S.A., formerly “Inversiones Freire Dos Limitada” (“Freire Two”), a corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 78.816.440-8, herein represented by Mr José Antonio Garcés Silva (senior) and Mr José Domingo Eluchans Urenda;

INVERSIONES SH SEIS LIMITADA (“SH Six”), a limited liability company organized under the laws of Chile, as successor of “Inversiones Freire Alfa S.A.” (“Freire Alfa”) and “Inversiones Freire Dos Alfa S.A.” (“Freire Two Alfa”), domiciled for the purposes of this agreement at Avenida El Golf 40, office 804, Las Condes, Santiago, Tax Identification Number 76.273.760-4, herein represented by Mr Gonzalo Said Handal and Mr Arturo Ricke Guzmán;

INVERSIONES CABILDO SpA (“Cabildo”), a stock company organized under the laws of Chile, as successor of “Inversiones Freire Beta S.A.” (“Freire Beta”) and “Inversiones Freire Dos Beta S.A.” (“Freire Two Beta”), domiciled for the purposes of this agreement at Andrés Bello 2687, 20th Floor, Las Condes, Santiago, Tax Identification Number 76.062.133-1, herein represented by Mr Salvador Saíd Somavía and Mr Rodrigo Muñoz Muñoz;

Execution Version

INVERSIONES EL OLIVILLO LIMITADA (“El Olivillo”), a limited liability company organized under the laws of Chile, formerly “Inversiones Freire Gamma S.A.” (“Freire Gamma”), domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 76.238.919-3, herein represented by Ms Madeline Hurtado Berger and Mr Alberto Hurtado Fuenzalida;

INVERSIONES ALERCE LIMITADA (“Alerce”), a limited liability company organized under the laws of Chile, formerly “Inversiones Freire Dos Gamma S.A.” (“Freire Two Gamma”), domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 76.238.176-1, herein represented by Ms Madeline Hurtado Berger and Mr Alberto Hurtado Fuenzalida;

INVERSIONES NUEVA DELTA S.A. (“New Delta”), a corporation organized under the laws of Chile, as successor of “Inversiones Freire Delta S.A.” (“Freire Delta”), domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 76.309.233-K, herein represented by Mr José Antonio Garcés Silva (junior) and Mr José Antonio Garcés Silva (senior);

INVERSIONES NUEVA DELTA DOS S.A. (“New Two Delta”), a corporation organized under the laws of Chile, as successor of “Inversiones Freire Dos Delta S.A.” (“Freire Two Delta”), domiciled for the purposes of this agreement at Avenida El Golf 150, 18th Floor, Las Condes, Santiago, Tax Identification Number 76.309.244-5, herein represented by Mr José Antonio Garcés Silva (junior) and Mr José Antonio Garcés Silva (senior)] (hereinafter SH Six, Cabildo, El Olivillo, Alerce, New Delta and New Two Delta, the “New Members of the Freire Group”, and jointly with Freire One and Freire Two, the “Freire Group”);

INVERSIONES LOS AROMOS LIMITADA (“Los Aromos”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 79.689.020-7, herein represented by Ms Patricia Claro Marchant, Mr Eduardo Chadwick Claro and Ms Maria de la Luz Chadwick Hurtado;

INVERSIONES LAS GAVIOTAS DOS LIMITADA (“Las Gaviotas”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.887-2, herein represented by Ms Patricia Claro Marchant;

INVERSIONES PLAYA NEGRA DOS LIMITADA (“Playa Negra”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.973-9, herein represented by Ms Patricia Claro Marchant;

Execution Version

INVERSIONES EL CAMPANARIO LIMITADA, formerly named INVERSIONES EL CAMPANARIO DOS LIMITADA (“Campanario”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.959-3, herein represented by Ms María Soledad Chadwick Claro;

INVERSIONES LAS VIÑAS DOS LIMITADA (“Las Viñas”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.943-7, herein represented by Mr Eduardo Chadwick Claro;

INVERSIONES DON ALFONSO LIMITADA, formerly named INVERSIONES DON ALFONSO DOS LIMITADA (“Don Alfonso”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.918-6, herein represented by Ms María de la Luz Chadwick Hurtado; and

INVERSIONES LOS ROBLES DOS LIMITADA (“Los Robles”), a limited liability corporation duly organized and existing under the laws of Chile, domiciled for the purposes of this agreement at Avenida Nueva Tajamar 481, 8th Floor, Torre Sur, Las Condes, Santiago, Tax Identification Number 76.273.886-4, herein represented by Ms María Carolina Chadwick Claro; (hereinafter Los Aromos, Las Gaviotas, Playa Negra, Campanario, Las Viñas, Don Alfonso y Los Robles will be jointly referred to as “Group Aromos”); and on the other,

THE COCA‑COLA COMPANY (“TCCC”), a corporation organized under the laws of Delaware, U.S.A., domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, U.S.A., herein represented by Ms Marie Quintero-Johnson;

COCA‑COLA DE CHILE S.A. (“CCDC”), a corporation organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida Kennedy 5757, 12th Floor, Las Condes, Santiago, Tax Identification Number 96.714.870-9, herein represented by Mr Juan Ignacio de Elizalde and Ms Sylvia Lorena Chamorro Giné; and

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL (“SPBR”), a corporation successor of “Coca-Cola de Argentina S.A.” and organized under the laws of Argentina, domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, U.S.A., Tax Identification Number 59.053.720-9, herein represented by Ms Sylvia Lorena Chamorro Giné; and

EMBOTELLADORA ANDINA S.A. (“Andina” or the “issuer company”), a corporation organized under the laws of Chile, domiciled for the purposes of this agreement at Avenida El Golf 40, 4th Floor, Las Condes, Santiago, Tax Identification Number 91.144.000-8, herein represented by Mr Andrés Wainer Pollack and Mr Jaime Cohen Arancibia;

Execution Version

all being of legal age, agree as follows:

RECITALS

WHEREAS, by private document executed on September 5, 1996, Freire One, Freire Two, TCCC, Interamerican, SPBR (formerly Coca-Cola de Argentina S.A.), Andina and Citibank, N.A. entered into an Option Agreement and a Custody Agreement (hereinafter referred to as the “Option Agreement”). The Option Agreement has been amended on December 17, 1996, September 28, 2012, October 1, 2012 and December 26, 2012. In addition, as a result of a corporate reorganization of Los Aromos, the Shares of Andina held by Los Aromos were assigned to certain companies created under such reorganization, which on September 9, 2013 adhered to the Option Agreement. As a result of these amendments and adhesions, up to this date the parties to the Option Agreement are Freire One, Freire Two, Freire Alfa, Freire Two Alfa, Freire Beta, Freire Two Beta, Freire Gamma, Freire Two Gamma, Freire Delta, Freire Two Delta, Los Aromos, Las Gaviotas, Playa Negra, Campanario, Las Viñas, Don Alfonso, Los Robles, TCCC, CCDC, SPBR and Andina, and additionally, Interamerican, as the Trustee according to clause Eleventh of the Option Agreement;

WHEREAS, on June 25, 2012, an Amended and Restated Shareholders’ Agreement related to Andina was entered into (the “Amended SHA”, as amended as of August 31, 2012) by and among Andina, TCCC, Interamerican (which on December 26, 2012, transferred all of its shares of Andina to CCDC), SPBR, CCDC, Freire One (which was subject to a corporate restructuring whereby Freire Alfa, Freire Beta, Freire Gamma and Freire Delta were formed and certain shares of Andina were allocated among these companies, which on October 1, 2012 agreed to become bound by the Amended SHA), Freire Two (which was subject to a corporate restructuring whereby Freire Two Alfa, Freire Two Beta, Freire Two Gamma and Freire Two Delta were formed and certain shares of Andina were allocated among these companies, which on October 1, 2012 agreed to become bound by the Amended SHA), and Los Aromos (which was subject to a corporate restructuring whereby Las Gaviotas, Playa Negra, Campanario, Las Viñas, Don Alfonso and Los Robles were formed and all of the shares of Andina were allocated among these companies, which on September 9, 2013 agreed to become bound by the Amended SHA);

WHEREAS, each of Freire Alfa, Freire Beta, Freire Gamma, Freire Delta, Freire Two Alfa, Freire Two Beta, Freire Two Gamma and Freire Two Delta was subject to the following corporate restructuring:
(i) Freire Alfa and Freire Two Alfa merged into SH Six, and as a result SH Six owns 50,001,644 Series A Stock previously held by Freire Alfa and Freire Two Alfa;
(ii) Freire Beta and Freire Two Beta merged with Cabildo, and as a result Cabildo owns 50,001,644 Series A Stock previously held by Freire Beta and Freire Two Beta,
(iii) Freire Gamma was renamed as Inversiones El Olivillo Limitada, which owns 46,426,645 Series A Stock;

Execution Version

(iv) Freire Two Gamma was renamed as Inversiones Alerce Limitada, which owns 3,574,999 Series A Stock;
(v) Freire Delta merged with New Delta, and as a result New Delta owns 46,426,645 Series A Stock previously held by Freire Delta, and
(vi) Freire Two Delta merged with New Two Delta, and as a result New Two Delta owns 3,574,999 Series A Stock previously held by Freire Two Delta (all of the shares of Series A Stock previously indicated hereinafter referred to as the “Transferred Shares”).

WHEREAS, by private document executed on this same date, the parties hereto amended the Amended SHA with the purpose of, among others, include the New Members of the Freire Group as parties and obligors of such agreement, and their respective beneficial owners as Majority Shareholders Partners thereto. In such document, (i) Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisola Said Handal and Cristina Said Handal represented and warranted to be the only and exclusive beneficial owners of SH Six; (ii) José Sais Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía and Loreto Said Somavía represented and warranted to be the only and exclusive beneficial owners of Cabildo; (iii) Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger represented and warranted to be the only and exclusive beneficial owners of El Olivillo and Alerce; and (iv) José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva represented and warranted to be the only and exclusive beneficial owners of New Delta and New Two Delta;

NOW, THEREFORE, the parties hereto, intending to include the New Members of the Freire Group as parties and obligors to the Option Agreement, and in order to include their respective beneficial owners as Granting Controllers (Controladores de los Otorgantes) thereto, agree to amend the Option Agreement, as follows:

1.Representations and warranties and adherence to the Option Agreement.

1.1.    SH Six (i) represents and warrants to be the legal successor of Freire Alfa and Freire Two Alfa, owning 50,001,644 Series A Stock previously held by Freire Alfa and Freire Two Alfa; and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Freire Alfa and Freire Dos Alfa under the Option Agreement, and that their corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

1.2.    Cabildo (i) represents and warrants to be the legal successor of Freire Beta and Freire Two Beta, owning 50,001,644 Series A Stock previously held by Freire Beta and Freire Two Beta; and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Freire Beta and Freire Dos Beta under the Option

Execution Version

Agreement, and that their corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

1.3.    New Delta (i) represents and warrants to be the legal successor of Freire Delta, owning 46,426,645 Series A Stock previously held by Freire Delta; and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Freire Delta under the Option Agreement, and that their corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

1.4.    New Two Delta (i) represents and warrants to be the legal successor of Freire Two Delta, owning 3,574,999 Series A Stock previously held by Freire Two Delta; and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Freire Two Delta under the Option Agreement, and that their corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

1.5.     El Olivillo (i) represents and warrants to be the legal successor of Freire Gamma, owning 46,426,645 Series A Stock previously held by Freire Gamma; and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Freire Gamma under the Option Agreement, and that their corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

1.6.     Alerce (i) represents and warrants to be the legal successor of Freire Two Gamma, owning 3,574,999 Series A Stock previously held by Freire Two Gamma; and (ii) agrees to be bound by the terms and provisions of the Option Agreement and shall be deemed to be the successor of Freire Two Gamma under the Option Agreement, and that their corresponding Transferred Shares shall remain subject to the provisions of the Option Agreement.

2.Amendments to the Option Agreement.

In consideration of the agreed in Section 1 above, the parties hereto amend the Option Agreement with effects as of this date, as follows:

3.1    Each New Members of the Freire Group shall be considered a Grantor (Otorgante), Owner (Propietario) or member of the Freire Group under the Option Agreement, as defined therein. Therefore, as of this date the Grantors (Otorgantes) and the Owners (Propietarios) members of the Freire Group are the following entities: (i) Freire One, (ii) Freire Two, (iii) SH Six, (iv) Cabildo, (v) New Delta, (vi) Nueva Two Delta, (vii) El Olivillo and (viii) Alerce.

3.2.    The beneficial owners of the New Members of the Freire Group shall be considered as Granting Controllers (Controladores de los Otorgantes) under the Option Agreement, as defined therein. Therefore, as of this date the term “Granting Controllers” (Controladores de los Otorgantes) shall be formed by the following individuals: (a) José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said

Execution Version

Somavía and Loreto Said Somavía; (b) José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva; (c) Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal and Cristina Said Handal; (d) Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger; and (e) Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado.

For this purpose, Annex A of the Option Agreement is replaced by Annex A hereto.

3.Validity.

Any provision of the Option Agreement not expressly modified in this document remains unchanged and in full force.

4.Statement by Andina and Interamerican.

Andina, duly represented as indicated above, for all the legal applicable purposes, hereby declares that is fully aware of the provisions included in this document.

In addition, COCA-COLA INTERAMERICAN CORPORATION, a corporation organized under the laws of Delaware, U.S.A., domiciled for the purposes of this agreement at One Coca-Cola Plaza, N.W., Atlanta, Georgia, U.S.A., Tax Identification Number 59.053.710-1, herein represented by Mr Rodrigo Winter Caracas, as the Trustee under the Option Agreement, hereby declares that is fully aware of the provisions included in this document.

5.Registration.

A copy of this document will be deposited at Embotelladora Andina S.A. and will be entered in its Shareholders Register.

6.Counterparts.

This document is executed in 21 counterparts, each of which shall constitute an original and be executed on the same date, one for each of the appearing parties, and one deposited at Embotelladora Andina S.A.

Execution Version

/s/ José Antonio Garcés Silva	/s/ Signature Illegible
p.p. Inversiones Freire S.A. p.p. Inversiones Freire Dos S.A	p.p. Inversiones Freire S.A. p.p. Inversiones Freire Dos S.A.

Execution Version

/s/ Gonzalo Sais Handal	/s/ Signature Illegible
p.p. Inversiones SH Seis Limitada	p.p. Inversiones SH Seis Limitada

Execution Version

/s/ Salvador Said Somavía	/s/ Rodrigo Muñoz Muñoz
p.p. Inversiones Cabildo SpA	p.p. Inversiones Cabildo SpA

Execution Version

/s/ Madeline Hurtado Berger	/s/ Alberto Hurtado Fuenzalida
p.p. Inversiones El Olivillo Limitada p.p. Inversiones Alerce Limitada	p.p. Inversiones El Olivillo Limitada p.p. Inversiones Alerce Limitada

Execution Version

/s/ José Antonio Garcés Silva	/s/ José Antonio Garcés Silva (senior)
p.p. Inversiones Nueva Delta S.A. p.p. Inversiones Nueva Delta Dos S.A.	p.p. Inversiones Nueva Delta S.A. p.p. Inversiones Nueva Delta Dos S.A.

Execution Version

/s/ Patricia Claro Marchant	/s/ Eduardo Chadwick Claro
p.p. Inversiones Los Aromos Limitada	p.p. Inversiones Los Aromos Limitada

/s/ María de la Luz Chadwick Hurtado p.p. Inversiones Los Aromos Limitada

Execution Version

/s/ Andrés Herrera Ramírez
p.p. Inversiones Las Gaviotas Dos Limitada /s/ Patricia Claro Marchant p.p. Inversiones Playa Negra Dos Limitada

Execution Version

/s/ María Soledad Chadwick Claro
p.p. Inversiones El Campanario Limitada

Execution Version

/s/ Eduardo Chadwick Claro
p.p. Inversiones Las Viñas Dos Limitada

Execution Version

/s/ María de la Luz Chadwick Hurtado
p.p. Inversiones Don Alfonso Limitada

Execution Version

/s/ María Carolina Chadwick Claro
p.p. Inversiones Los Robles Dos Limitada

Execution Version

/s/ Robert J. Jordan, Jr.
p.p. The Coca-Cola Company Robert J. Jordan, Jr. Vice President and General Tax Counsel

Execution Version

/s/ Jorge Garduño Chavero, General Manager
p.p. Coca-Cola de Chile S.A.

/s/ John Murphy, Manager
p.p. Servicios y Productos Para Bebidas Refrescantes SRL

Execution Version

/s/ Robert J. Jordan, Jr.
p.p. Coca-Cola Interamerican Corporation Robert J. Jordan, Jr. Vice President and General Tax Counsel

Execution Version

/s/ Andrés Wainer p.p. Embotelladora Andina S.A. /s/ Jaime Cohen Arancibia p.p. Embotelladora Andina S.A.

Execution Version

Annex A
Granting Controllers (Controladores de los Otorgantes)

•	José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía y Loreto Said Somavía.

•
José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva y Andrés Sergio Garcés Silva.

•	Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal y Cristina Said Handal.

•	Alberto Hurtado Fuenzalida, Pamela Hurtado Berger y Madeline Hurtado Berger.

•	Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro y María de la Luz Chadwick Hurtado.

23